    As filed with the Securities and Exchange Commission on October 31, 1997.
                                              Registration No. 333-___________
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549
                    -------------------------------------
                                  FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933
                    -------------------------------------


                             VITAL IMAGES, INC.
             (Exact name of issuer as specified in its charter)


         MINNESOTA                                   42-1321776
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                      3100 WEST LAKE STREET, SUITE 100
                        MINNEAPOLIS, MINNESOTA 55416
        (Address of principal executive offices, including Zip Code)

                             VITAL IMAGES, INC.
                       1997 DIRECTOR STOCK OPTION PLAN
                          (Full title of the plan)


               GREGORY S. FURNESS                             Copy to:
VICE PRESIDENT-FINANCE AND CHIEF FINANCIAL OFFICER      TREVOR V. GUNDERSON
               VITAL IMAGES, INC.                       WINTHROP & WEINSTINE
       3100 WEST LAKE STREET, SUITE 100               3000 DAIN BOSWORTH PLAZA
         MINNEAPOLIS, MINNESOTA 55416                   60 SOUTH SIXTH STREET
 (Name and address of agent for service)            MINNEAPOLIS, MINNESOTA 55402
                                                           (612) 347-0700

                               (612) 915-8000
        (Telephone number, including area code, of agent for service)

             Approximate date of commencement of proposed sale:
 FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                       CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                     PROPOSED             PROPOSED
      TITLE OF                                       MAXIMUM               MAXIMUM
     SECURITIES                AMOUNT                OFFERING             AGGREGATE            AMOUNT OF
        TO BE                   TO BE                 PRICE               OFFERING            REGISTRATION
     REGISTERED              REGISTERED            PER SHARE (1)           PRICE (1)               FEE
---------------------------------------------------------------------------------------------------------------
    Common Stock,           75,000 shares            $1.65625            $124,218.75            $37.64
  $.01 par value(2)
---------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) based upon the average of the bid and asked price for such Common Stock on October 27, 1997, as reported on the OTC Bulletin Board.

(2) Each share of Common Stock includes one Preferred Stock Purchase Right.

===============================================================================

                                 PART I

   The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.



ITEM 1.  PLAN INFORMATION.


Item 2.  Registrant Information and Employee Plan Annual Information.



                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

   The following documents are incorporated herein by reference:

   a  The Company's Registration Statement on Form 10 (File No. 0-22229);

   b. Description of the Company's Common Stock and Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 10 (File No. 0-22229), including any amendments filed for the purpose of updating such description;

   c. The Company's Current Reports on Form 8-K filed May 14, 1997 and July 25, 1997;

   d. The Company's Quarterly Reports on Form 10-Q for the quarter ended April 30, 1997 and for the transition period from November 1, 1996 to December 31, 1996;

   e. All other reports filed by the Company with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the

"Exchange Act") after May 2, 1997, the effective date of the Company's Form 10 Registration Statement, and prior to the filing of this Registration Statement; and

   f. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold.

ITEM 4.  DESCRIPTION OF SECURITIES.

   The Company's Common Stock and Preferred Stock Purchase Rights offered pursuant to this registration statement are registered under Section 12(g) of the Securities Exchange Act of 1934. The description of the Company's Common Stock and Preferred Stock Purchase Rights is incorporated by reference pursuant to Item 3.b. above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 302A.521 of the Minnesota Business Corporation Act provides that unless prohibited or limited by a corporation's articles of incorporation or bylaws, the Company must indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

   Article VI of the Company's Bylaws and Article X of the Company's Articles of Incorporation provide that the Company will indemnify such persons to the fullest extent permitted by Section 302A.521 of the Minnesota Business Corporation Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER  DESCRIPTION
------  -----------

4.1 Rights Agreement dated as of May 1, 1997 between the Company and American Stock Transfer and Trust Company [incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form 10 (File No. 0-22229)]

4.2 Certificate of Designation of Preferences and Rights of Series A Junior Preferred Stock of Vital Images, Inc. [incorporated by reference to
      Exhibit 4.5 to the Company's Registration Statement on Form 10 (File No. 0-22229)]

5.1 Opinion of Winthrop & Weinstine, P.A. as to the legality of Common Stock of the Company

23.1  Consent of Coopers & Lybrand L.L.P.

23.2  Consent of Winthrop & Weinstine, P.A. [included in its opinion filed as
      Exhibit 5.1]

24.1  Powers of Attorney [included as part of signature page]

99.1  1997 Director Stock Option Plan [incorporated by reference to Exhibit
      10.12 to the Company's Registration Statement on Form 10 (File No.
      0-22229)]

ITEM 9. UNDERTAKINGS.

(a)  Rule 415 Offering.

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

      (iii) Include any additional or changed material information on the plan of distribution.

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of securities at that time to be the initial bona fide offering.

   (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


(B)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(H) STATEMENT REQUIRED IN CONNECTION WITH FILING OF REGISTRATION STATEMENT ON FORM S-8.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on October 31, 1997.


                           VITAL IMAGES, INC.



                           By  /s/ Andrew M. Weiss
                              --------------------
                              Andrew M. Weiss,
                              President and Chief Executive Officer


   Each person whose signature appears below hereby constitutes and appoints Andrew M. Weiss and Gregory S. Furness, each of whom may act individually as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                   TITLE                          DATE
-------------------------------         ------------------------------------  ---------------------
 /s/ Andrew M. Weiss                    President and Chief Executive         October  31, 1997
-------------------------------         Officer and Director (principal
Andrew M. Weiss                         executive officer)

 /s/ Richard W. Perkins                 Director                              October  31, 1997
-------------------------------
Richard W. Perkins

 /s/ Douglas M. Pihl                    Director                              October  31, 1997
-------------------------------
Douglas M. Pihl

 /s/ Edward E. Strickland               Director                              October  31, 1997
-------------------------------
Edward E. Strickland

 /s/ Sven A. Wehrwein                   Director                              October  31, 1997
-------------------------------
Sven A. Wehrwein

 /s/ Vincent Argiro, Ph.D.              Executive Vice President, Chief       October  31, 1997
-------------------------------         Technology Officer and Director
Vincent Argiro, Ph.D.

 /s/ Gregory S. Furness                 Vice President-Finance, Chief         October  31, 1997
-------------------------------         Financial Officer, Treasurer and
Gregory S. Furness                      Secretary (principal accounting
                                        officer)


                                 EXHIBIT INDEX



  Exhibit No.                                 Description                                  Page
----------------  -------------------------------------------------------------------  ------------

             4.1  Rights Agreement dated as of May 1, 1997 between the Company and
                  American Stock Transfer and Trust Company [incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form 10 (File No. 0-22229)]

             4.2  Certificate of Designation of Preferences and Rights of Series A
                  Junior Preferred Stock of Vital Images, Inc. [incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form 10 (File No. 0-22229)]

             5.1  Opinion of Winthrop & Weinstine, P.A. as to the legality of Common
                  Stock of the Company...............................................

            23.1  Consent of Coopers & Lybrand L.L.P.................................

            23.2 Consent of Winthrop & Weinstine, P.A. [included in its opinion filed as Exhibit 5.1]

            24.1  Powers of Attorney [included as part of signature page]

            99.1  1997 Director Stock Option Plan [incorporated  by reference to
                  Exhibit 10.12 to the Company's Registration Statement on Form 10
                  (Files No. 0-22229)]